Exhibit 4.3

BANK OF AMERICA CORPORATION

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 7, 2008

Supplementing the Indenture dated

as of February 1, 2005, as supplemented by the

First Supplemental Indenture dated July 1, 2008, among

Countrywide Financial Corporation (formerly Red Oak Merger Corporation),

Countrywide Home Loans, Inc.

and

The Bank of New York Mellon (formerly The Bank of New York), as trustee.

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 7, 2008 (the “Second Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), COUNTRYWIDE FINANCIAL CORPORATION (formerly Red Oak Merger Corporation), a Delaware corporation (“Issuer”), COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Guarantor”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to herein.

WITNESSETH:

WHEREAS, Issuer, Guarantor and the Trustee are parties to an Indenture dated as of February 1, 2005, as supplemented by the First Supplemental Indenture dated July 1, 2008 (the “Indenture”), providing for the issuance of Debt Securities;

WHEREAS, there is outstanding under the terms of the Indenture one or more series of Debt Securities (the “Securities”);

WHEREAS, the Corporation and Issuer entered into a Stock Purchase Agreement dated November 7, 2008 (the “Stock Purchase Agreement”), pursuant to which Issuer will sell to the Corporation substantially all of Issuer’s assets (the “Stock Purchase”);

WHEREAS, the Stock Purchase will be consummated on November 7, 2008;

WHEREAS, Section 901(1) of the Indenture provides that in the case of a conveyance or transfer of substantially all of Issuer’s assets to another corporation, the acquiring corporation shall expressly assume by supplemental indenture all the obligations and covenants under the Securities and the Indenture to be performed and observed by Issuer;

WHEREAS, Section 1001(1) of the Indenture provides that Issuer and Guarantor, with the authorization of their respective Boards of Directors, and the Trustee may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession to Issuer of a corporation that has acquired by conveyance or transfer substantially all of Issuer’s assets and the assumption by the acquiring corporation of the obligations and covenants of Issuer under the Indenture;

WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Issuer, Guarantor and the Corporation;

WHEREAS, the Trustee has determined that this Second Supplemental Indenture is satisfactory to it in form; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of these premises, Issuer, Guarantor, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

AND SUPPLEMENTAL PROVISIONS

SECTION 1.1 Assumption of the Securities.

(a) The Corporation hereby represents and warrants that:

(i) it is a corporation organized and existing under the laws of the State of Delaware and is acquiring substantially all of Issuer’s assets pursuant to the Stock Purchase Agreement; and

(ii) the execution, delivery and performance of this Second Supplemental Indenture has been duly authorized by the Board of Directors of the Corporation.

(b) The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of Issuer to be performed or observed.

(c) The Corporation is hereby substituted for, and may exercise every right and power of, Issuer under the Indenture, as if the Corporation had been originally named as the issuer.

(d) Issuer is hereby discharged and released from all of its obligations and covenants under the Indenture and the Securities.

SECTION 1.2 Name in Indenture. Effective November 7, 2008, the name of Issuer, as the successor corporation under the Indenture, shall be “Bank of America Corporation.”

SECTION 1.3 Trustee’s Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Second Supplemental Indenture by the Corporation, Issuer, Guarantor and the Trustee and (ii) the effective time of the Stock Purchase, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

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SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

SECTION 2.6 Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.8 Addresses for Notice, etc., to the Corporation and Trustee. Any notice or demand which by any provisions of this Second Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Corporation may be given in the manner specified in the Indenture to the following address:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone: (980) 387-3776

Facsimile: (980) 387-8794

Attention: B. Kenneth Burton, Jr.

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Together with a copy to:

Bank of America Corporation

Legal Department

NC1-002-29-01 101

South Tryon Street

Charlotte, North Carolina 28255

Telephone: (704) 386-4238

Facsimile: (704) 386-1670

Attention: Teresa M. Brenner, Esq.

SECTION 2.9 Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.10 Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

SECTION 2.11 Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.12 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.13 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said State.

SECTION 2.14 Trustee Not Responsible for Recitals. The recitals contained herein (other than the eighth recital) shall be taken as the statements of the Corporation, the Issuer or Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE CORPORATION:

Bank of America Corporation

By:	/s/ B. Kenneth Burton, Jr.
B. Kenneth Burton, Jr.
Senior Vice President

Second Supplemental Indenture

Signature Page 1 of 3

ISSUER:

Countrywide Financial Corporation

By:	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

GUARANTOR:

Countrywide Home Loans, Inc.

By:	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and
Chief Financial Officer

Second Supplemental Indenture

Signature Page 2 of 3

THE TRUSTEE:

The Bank of New York Mellon

By:	/s/ Rafael E. Miranda
Rafael E. Miranda
Vice President

Second Supplemental Indenture

Signature Page 3 of 3